UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

CorePoint Lodging Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38168	82-1497742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 E. John Carpenter Freeway, Suite 1650 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 893-3199

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 1, 2022, CorePoint Lodging Inc. (“CorePoint”) held a special meeting of stockholders (the “CorePoint Special Meeting”) at which holders of CorePoint’s common stock, par value $0.01 per share, approved each of the proposals voted on at the CorePoint Special Meeting relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of November 6, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among CorePoint, Cavalier Acquisition Owner LP (as assignee of Cavalier Acquisition JV LP), and Cavalier MergerSub LP (as assignee of Cavalier Acquisition Owner LP) (“Merger Sub”). Of the 59,136,507 shares of CorePoint’s common stock issued and outstanding at the close of business on January 14, 2022, the record date for the CorePoint Special Meeting, 47,070,994 shares were present or represented by proxy at the CorePoint Special Meeting, which constituted a quorum. The voting results were as follows:

1. The proposal to approve the merger of CorePoint with and into Merger Sub and the other transactions contemplated by the Merger Agreement (the “merger proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,982,718	51,278	36,998	0

2. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by CorePoint to its named executive officers that is based on or otherwise relates to the merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,827,440	16,596,655	2,646,899	0

3. In connection with the CorePoint Special Meeting, the Board of Directors of CorePoint also solicited proxies with respect to the proposal to adjourn the CorePoint Special Meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there were insufficient votes to approve the merger proposal at the time of the CorePoint Special Meeting or to ensure that any supplement or amendment to the proxy statement was timely provided to CorePoint stockholders (the “adjournment proposal”). The adjournment proposal was not submitted to CorePoint stockholders for approval at the CorePoint Special Meeting because a quorum of stockholders entitled to vote at the CorePoint Special Meeting was present and the CorePoint stockholders approved the merger proposal.

Item 8.01 Other Events.

On March 1, 2022, CorePoint issued a press release announcing the results of the voting at the CorePoint Special Meeting held on March 1, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

99.1	Press release, dated March 1, 2022, issued by CorePoint announcing the results of the voting at the CorePoint Special Meeting held of March 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CorePoint Lodging Inc.

March 1, 2022	By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President, Secretary and General Counsel